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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2002, except for the first paragraph of
Note 7 and Notes 10, 22 and 24, as to which the date is November 25, 2002, with respect to the consolidated financial statements and schedules of JDN Realty Corporation incorporated by reference in this Joint Proxy Statement/Prospectus of JDN Realty Corporation and Developers Diversified Realty Corporation and Amendment No. 1 to the Registration Statement on Form S-4 of Developers Diversified Realty Corporation.




                                         /s/ Ernst & Young LLP

                                         Ernst & Young LLP



Atlanta, Georgia
December 17, 2002